UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	1-14447 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2010, AMCOL International Corporation (“AMCOL” or the “Company”) announced that President, Chief Executive Officer and Director, Lawrence E. Washow, will retire from these positions effective December 31, 2010.  In connection with his retirement, on November 19, 2010, Mr. Washow and AMCOL entered into a Transition and Retirement Agreement.  A description of the material terms and conditions of this agreement is set forth below.  This description is qualified by reference to the full text of the Transition and Retirement Agreement attached hereto as Exhibit 10.1.

Pursuant to the terms of the Transition and Retirement Agreement, Mr. Washow will receive the following: (1) $670,000 per year in 2011 and 2012; (2) the 2010 performance-based annual bonus as determined pursuant to the Annual Cash Incentive Plan; and (3) continued health insurance coverage at the Company’s expense for 24 months, and thereafter at his own expense, until the earlier of his eligibility for Medicare or his acceptance of another job.   In addition, all of Mr. Washow’s unvested stock options shall vest as of December 31, 2010 and the option exercise period will be extended to the earlier of the original expiration date or December 31, 2012.  In connection with these payments to be made to Mr. Washow and the vesting of his stock options following his retirement, the Company expects to record in the fourth quarter an estimated one-time pre-tax charge to earnings of approximately $3.3 million.

The Transition and Retirement Agreement requires Mr. Washow to assist the Company with transition and other matters following his retirement.  The Transition and Retirement Agreement also contains confidentiality, non-disparagement and non-competition and non-solicitation covenants in favor of the Company consistent with the confidentiality, non-competition and non-solicitation covenants pursuant to the terms of his current Employment Agreement.

On November 22, 2010, the Company also announced that the Board of Directors appointed Chief Operating Officer Ryan F. McKendrick to the positions of President and Chief Executive Officer as of January 1, 2011.  In connection with this promotion, the Compensation Committee increased Mr. McKendrick’s base salary from $400,000 to $500,000, effective December 1, 2010.  In addition, AMCOL announced that the Board has elected Mr. McKendrick to the Board of Directors, effective January 1, 2011.  Mr. McKendrick will serve as a Class II director and is expected to serve on the Executive Committee.

Mr. McKendrick, 58, has served as the Company’s Chief Operating Officer since January 1, 2010.  Prior thereto, he served as Senior Vice President of the Company and President of Colloid Environmental Technologies Company (“CETCO”) since November 1998, and President of Volclay International Corporation since 2002.  He served as Vice President of CETCO from 1994 until his promotion in 1998.  Mr. McKendrick has developed an extensive knowledge of AMCOL throughout his service in these positions with the Company, which experience we expect will allow him to make contributions to the Board.

A press release announcing Mr. Washow’s retirement and Mr. McKendrick’s promotion is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

10.1	Transition and Retirement Agreement

99.1	Press Release titled “AMCOL International Corporation (NYSE:ACO) Announces Retirement of CEO and Promotion of COO”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION
Date:	November 22, 2010	By:	/s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Transition and Retirement Agreement
99.1	Press Release titled “AMCOL International Corporation (NYSE:ACO) Announces Retirement of CEO and Promotion of COO”